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                                                                      EXHIBIT 23

                        Independent Accountants' Consent


The Board of Directors
Hayes Lemmerz International, Inc.:

We consent to the use of our report dated February 24, 2000, related to the consolidated balance sheets of Hayes Lemmerz International, Inc. and subsidiaries as of January 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended January 31, 2000, incorporated by reference herein in the Registration Statement (Form S-8).






Detroit, Michigan
December 11, 2000